SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 25, 2004

                       MONADNOCK COMMUNITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Federal                    000-50810                42-1634975
  --------------------------        ---------------------      --------------
(State or Other Jurisdiction)       (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)


One Jaffrey Road, Peterborough, NH                                03458
-----------------------------------                               -----
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (603) 924-9654
                                                     --------------



                                 Not Applicable
         (Former name or former address, if changed since last report)




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Items 5.          Other Events

         On June 25, 2004, Monadnock Community Bancorp, Inc. (the "Registrant") issued a press release reporting that it expected to complete its initial stock offering on June 28, 2004. The Registrant sold 422,834 shares of common stock at $8.00 per share in a subscription offering. In addition, the Registrant issued 516,797 shares to Monadnock Mutual Holding Company. The shares of the Registrant will trade on the OTC Bulletin Board under the symbol "MNCK."


Item 7.           Financial Statements and Exhibits

(c) Exhibits.

                  Exhibit No.               Description

                      99                    Press release dated June 25, 2004




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          MONANDOCK COMMUNITY BANCORP, INC.



DATE:  June 28, 2004                   By:/s/ William M. Pierce, Jr.
                                          ---------------------------------
                                         William M. Pierce, Jr.
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX

The following exhibit is filed as part of this report:

                  Exhibit No.               Description

                      99                    Press release dated June 25, 2004

PRESS RELEASE




For more information                                     FOR IMMEDIATE RELEASE
contact:  William M. Pierce, Jr.                   Peterborough, New Hampshire
           President and Chief Executive Officer                 June 25, 2004
           (603) 924-9654


        MONADNOCK COMMUNITY BANCORP, INC. ANNOUNCES UPCOMING CLOSING OF
                MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK OFFERING


         PETERBOROUGH, NEW HAMPSHIRE June 25, 2004 - The Board of Directors of Monadnock Community Bank announced today that the Bank's mutual holding company reorganization and the related subscription and community stock offering of shares of Monadnock Community Bancorp, Inc. stock are scheduled to close on June 28, 2004. Trading is expected to commence on Tuesday, June 29, 2004. Monadnock Community Bancorp, Inc., sold 422,834 shares of common stock at $8.00 per share. The shares will trade on the OTC Bulletin Board under the symbol "MNCK." William M. Pierce, President and Chief Executive Officer of the Bank said, "We are pleased by the outstanding support shown by the depositors of the Bank, who voted to approve our plan of reorganization, and we appreciated the confidence shown by customers who participated in our stock offering. We look forward to providing them with the kind of service and products they have come to expect from our Bank. We intend to use the proceeds of the offering to enhance our ability to continue and improve our service to the community by expanding our products and building our franchise and presence."

         Upon the closing, which has received final regulatory approval, the Bank will convert from a mutual savings bank to a capital stock savings bank, with the concurrent formation of Monadnock Community Bancorp, Inc. as the stock holding company of the Bank and the formation of Monadnock Mutual Holding Company as a mutual holding company. Public stockholders and the company's employee stock ownership plan will own the shares sold in the offering, which will represent 45% of Monadnock Community Bancorp, Inc.'s outstanding shares. The mutual holding company will own the remainder of the outstanding shares.

         The stock offering period ended on June 10, 2004. Ryan Beck & Co., Inc. served as financial advisor and marketing agent with regard to the offering. Luse Gorman Pomerenk & Schick, P.C. served as counsel to Monadnock Community Bank.

         The Bank and the holding companies are headquartered in Peterborough, New Hampshire, and normal business will be conducted without interruption at the Bank's office. The existing board of directors will serve all three entities.

         At March 31, 2004, Monadnock Community Bank had total assets of approximately $44.8 million, deposits of $33.6 million and total equity of $2.5 million.

         This news release contains certain forward-looking statements about the proposed stock issuance by Monadnock Community Bancorp, Inc. These include statements regarding the proposed offering and the anticipated consummation date of the transaction.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Bank and changes in the securities markets.